UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2020

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

Sales Pursuant to Sales Agreement

On October 23, 2020, Solid Biosciences Inc. (the “Company”) sold shares of its common stock pursuant to a sales agreement, dated March 13, 2019, between the Company and Jefferies LLC, that is expected to result in gross proceeds to the Company of $23.9 million upon final settlement (the “ATM Sales”).

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Projected Cash Runway

The Company believes that its existing cash and cash equivalents as of September 30, 2020, together with the net proceeds from the previously announced issuance and sale of shares of its common stock to Ultragenyx Pharmaceutical Inc. on October 22, 2020 for an aggregate purchase price of approximately $40 million and the expected net proceeds from the ATM Sales, will enable it to fund its operating expenses into the second half of 2021. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently anticipates.

As previously disclosed, the Company expects to resume dosing in its IGNITE DMD Phase I/II clinical trial in the first quarter of 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the sufficiency of the Company’s cash and cash equivalents to fund its operating expenses and the timing and ability of the Company to resume dosing in the IGNITE DMD clinical trial. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: risks associated with the Company’s ability to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities, obtain and maintain the necessary approvals from investigational review boards at IGNITE DMD clinical trial sites and the IGNITE DMD data safety monitoring board, enroll patients in IGNITE DMD, continue to advance SGT-001 in clinical trials, replicate in clinical trials positive results found in preclinical studies and earlier stages of clinical development, advance the development of its product candidates under the timelines it anticipates in current and future clinical trials, successfully optimize and scale its manufacturing process, obtain, maintain or protect intellectual property rights related to its product candidates, compete successfully with other companies that are seeking to develop DMD/Duchenne treatments and gene therapies, manage expenses and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-001, achieve its other business objectives and continue as a going concern; general economic and market conditions; and other important risk factors set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: October 26, 2020	By:	/s/ Jennifer Ziolkowski
	Name:	Jennifer Ziolkowski
	Title:	Chief Financial Officer